SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Date of Report: May 2, 2005
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     1-16725                  42-1520346
(State or other jurisdiction    (Commission file number)    (I.R.S. Employer
     of incorporation)                                   Identification Number)


                     711 High Street, Des Moines, Iowa 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 2, 2005, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended March 31, 2005. The text of the announcement is included herewith as
Exhibit 99.

ITEM 9.01 FINANCIAL SATEMENTS AND EXHIBITS

99    First Quarter 2005 Earnings Release


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:      /s/ Michael H. Gersie
                                             -----------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Date:    May 3, 2005

RELEASE: On receipt
MEDIA CONTACT:                Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:   Tom Graf, 515-235-9500,
                              investor-relations@principal.com

       PRINCIPAL FINANCIAL GROUP, INC. REPORTS FIRST QUARTER 2005 RESULTS

Des Moines, IA (May 2, 2005) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income for the three months ended March 31, 2005, of $205.5 million, or $0.68 per diluted share compared to net income of $193.6 million, or $0.60 per diluted share for the three months ended March 31, 2004. The company reported record operating earnings of $209.2 million for first quarter 2005, compared to $186.5 million for first quarter 2004. Operating earnings per diluted share for first quarter 2005 were a record $0.69 compared to $0.58 for the same period in 2004. Operating revenues for first quarter 2005 were $2,148.6 million compared to $2,043.2 million for the same period last year.(1)

"The first quarter was marked by outstanding results, driven by continued expansion of our asset management and asset accumulation businesses," said J. Barry Griswell, chairman and chief executive officer. "After a sixth consecutive year of record earnings, we are very pleased to start 2005 with record performance, including 12 percent growth in earnings and a 19 percent increase in earnings per share."

"U.S. Asset Management and Accumulation was again the leading contributor, with strong growth in assets under management (AUM) driving segment earnings to a record $139 million, a 16 percent increase from first quarter 2004," said Griswell. "More than 70 percent of company earnings now come from asset management and accumulation - so growing account values and AUM is increasingly critical to achieving our growth goals."

"In spite of first quarter equity market declines, and a difficult equity market and interest rate environment over the trailing twelve months, we've increased assets under management by $25 billion, or 17 percent from a year ago, to a record $175 billion," said Griswell. "Our growth reflects continued leadership and advancement in our U.S. and international retirement businesses. It also reflects our tremendous progress in building a successful global asset manager - from a year ago, Principal Global Investors has grown third party AUM by $10 billion, a 36 percent increase, reflecting continued improvement in investment performance, enhancements to distribution, and a significantly expanded array of value-added products."

Additional highlights for first quarter 2005:

o An eighth consecutive quarter of record operating earnings for U.S. Asset Management and Accumulation, driven by a record $101.0 million in earnings from Pension and a record $21.3 million in earnings from Principal Global Investors.

o Record total company assets under management of $174.7 billion include 19 percent growth for U.S. Asset Management and Accumulation and 30 percent growth for International Asset Management and Accumulation.

o Continued strong sales of the company's key retirement and investment products, including $805 million for mutual funds, $455 million for individual annuities, and $1.4 billion for organic pension full service accumulation.

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for first quarter 2005 were a record $138.6 million, compared to $119.5 million for the same period in 2004. The improvement was primarily due to record earnings for Principal Global Investors and for the Pension operations. Principal Global Investors' operating earnings were $21.3 million in first quarter 2005 compared to $10.0 million in first quarter 2004, reflecting significant growth in assets under management, and extraordinary commercial mortgage loan securitization results. Operating earnings in Pension were $101.0 million, driven by an 18 percent increase in full service accumulation earnings, which were $60.7 million in first quarter 2005 compared to $51.3 million in the same period a year ago.

Operating revenues for the first quarter increased 7 percent to $957.3 million compared to $893.3 million for the same period in 2004. Increased fees within the full service accumulation operations, due to growth in account values, more than offset lower sales of single premium group annuities. The single premium product, typically used to fund defined benefit terminations, can generate large premiums from very few customers and therefore tends to vary from period to period. Excluding this product, revenues for the segment increased 11 percent.

Segment assets under management continued to increase, reaching a record $149.6 billion as of March 31, 2005, up 4 percent from $143.8 billion as of December 31, 2004, and up 19 percent from $125.9 billion as of March 31, 2004.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for first quarter 2005 were $9.5 million, compared to $8.6 million for first quarter 2004, primarily due to improved earnings in Mexico.

Operating revenues were $132.8 million for first quarter 2005, compared to $113.0 million for the same period last year. The increase primarily reflects record sales of payout annuities in Chile.

Assets under management for the segment were $10.6 billion as of March 31, 2005, compared to $10.2 billion as of December 31, 2004, and compared to $8.2 billion as of March 31, 2004.

LIFE AND HEALTH INSURANCE

Segment operating earnings for first quarter 2005 were $69.5 million, compared to $74.8 million for the same period in 2004. The decrease was primarily due to unusually high earnings in first quarter 2004, which benefited from favorable mortality and income from prepayments in the Individual Life division and reserve adjustments in the Specialty Benefits division. Both first quarter 2005 and first quarter 2004 operating earnings benefited by approximately $4 million due to favorable deferred policy acquisition cost adjustments in the individual life division.

Operating revenues increased to a record $1,068.6 million for the quarter, compared to $1,035.3 million for the same period in 2004, with improvement in all three divisions: increases in Individual Life revenues were primarily driven by higher fee income from Universal Life and Variable Universal Life products; increases in Health revenues primarily reflect higher premium per member; and increases in Specialty Benefits revenues were driven by increased sales and stable 2004 persistency.

MORTGAGE BANKING

The operating earnings of the segment, prior to the July 1, 2004 sale of the mortgage banking operations, reflect only the corporate overhead expenses allocated to the segment. This is pursuant to Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), whereby all revenues and expenses (excluding corporate overhead allocated to the discontinued segment) are reported as discontinued operations. Based on this treatment, there was an operating loss of $4.9 million in the prior year quarter, compared to no operating earnings for the segment in first quarter 2005.

CORPORATE AND OTHER

Operating losses for first quarter 2005 were $8.4 million, compared to operating losses of $11.5 million for the same period in 2005. The first quarter 2005 improvement primarily reflects lower borrowing costs.

FORWARD LOOKNIG AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2004, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of our normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible that these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES

During first quarter 2005, the company repurchased 4.2 million shares for $163.6 million, acquiring the remaining $75.0 million from the $700 million share repurchase program authorized by the Board in May 2004, and acquiring $88.6 million from the $250 million program authorized by the Board in March 2005.

STOCK OPTIONS

The Principal expenses employee stock options and the employee stock purchase plan, resulting in an after-tax expense of $4.8 million and $5.3 million, for the three months ended March 31, 2005 and March 31, 2004, respectively.

EARNINGS CONFERENCE CALL

At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the Principal Financial Group Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 4869279. Replays will be available through May 10, 2005. The financial supplement is currently available on our website and will be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP

The Principal Financial Group(R) (The Principal (R))(2) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $174.7 billion in assets under management(3) and serves some 14.9 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

                                      ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS
--------------------------------------------------- ----------------------------
                                                                OPERATING EARNINGS* (LOSS) IN MILLIONS
                                                     -------------------------------------------------------------
                                                                       THREE MONTHS ENDED
                                            SEGMENT             3/31/05                        3/31/04
---------------------------------------------------- ----------------------------- -------------------------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION             $138.6                         $119.5
---------------------------------------------------- ----------------------------- -------------------------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION                9.5                            8.6
---------------------------------------------------- ----------------------------- -------------------------------
                          LIFE AND HEALTH INSURANCE               69.5                           74.8
---------------------------------------------------- ----------------------------- -------------------------------
                                   MORTGAGE BANKING                -                             (4.9)
---------------------------------------------------- ----------------------------- -------------------------------
                                CORPORATE AND OTHER               (8.4)                         (11.5)
---------------------------------------------------- ----------------------------- -------------------------------
                                 OPERATING EARNINGS              209.2                          186.5
---------------------------------------------------- ----------------------------- -------------------------------
                    NET REALIZED/UNREALIZED CAPITAL
                                LOSSES, AS ADJUSTED               (3.7)                         (23.1)
---------------------------------------------------- ----------------------------- -------------------------------
                        OTHER AFTER-TAX ADJUSTMENTS                -                             30.2
---------------------------------------------------- ----------------------------- -------------------------------
                                         NET INCOME             $205.5                         $193.6
---------------------------------------------------- ----------------------------- -------------------------------

                                                                           PER DILUTED SHARE
                                                     -------------------------------------------------------------
                                                                         THREE MONTHS ENDED,
                                                     -------------------------------------------------------------

                                                                3/31/05                        3/31/04
                                                     ----------------------------- -------------------------------
                                 OPERATING EARNINGS             $ 0.69                          $0.58
---------------------------------------------------- ----------------------------- -------------------------------
                    NET REALIZED/UNREALIZED CAPITAL
                                LOSSES, AS ADJUSTED              (0.01)                         (0.07)
---------------------------------------------------- ----------------------------- -------------------------------
                        OTHER AFTER-TAX ADJUSTMENTS               -                              0.09
---------------------------------------------------- ----------------------------- -------------------------------
                                         NET INCOME             $ 0.68                          $0.60
---------------------------------------------------- ----------------------------- -------------------------------
        WEIGHTED-AVERAGE DILUTED SHARES OUTSTANDING
                                                                301.2                          322.0


*Operating earnings versus U.S. GAAP (GAAP) net income
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments we believe are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of our businesses.


                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
---------------------------------------------------------------------------------------------------------
                                                                      THREE MONTHS ENDED,
                                                        -------------------------------------------------
                                                                 3/31/05                 3/31/04
                                                        -------------------------------------------------
Premiums and other considerations                               $  934.1                $        920.4
Fees and other revenues                                            417.2                         332.6
Net investment income                                              794.8                         786.2
Net realized/unrealized capital losses                              (1.5)                        (42.5)
                                                        -------------------------------------------------
  TOTAL REVENUES                                                 2,144.6                       1,996.7
                                                        -------------------------------------------------
Benefits, claims and settlement expenses                         1,234.3                       1,186.1
Dividends to policyholders                                          72.9                          73.3
Operating expenses                                                 556.9                         529.5
                                                        -------------------------------------------------
  TOTAL EXPENSES                                                 1,864.1                       1,788.9
                                                        -------------------------------------------------

Income from continuing operations before income taxes              280.5                         207.8
Income taxes                                                        75.0                          44.4
                                                        -------------------------------------------------
Income from continuing operations, net of related
  income taxes                                                     205.5                         163.4

Income from discontinued operations, net of taxes                    -                            35.9
                                                        -------------------------------------------------
Income before cumulative effect of accounting change               205.5                         199.3
Cumulative effect of accounting change, net of related
  income taxes                                                       -                            (5.7)
                                                        -------------------------------------------------
  NET INCOME                                                    $  205.5                $        193.6

Less:
Net realized/unrealized capital losses, as adjusted                 (3.7)                        (23.1)
Other after-tax adjustments                                          -                            30.2
                                                        -------------------------------------------------
  OPERATING EARNINGS                                            $  209.2                $        186.5
                                                        =================================================

                        SELECTED BALANCE SHEET STATISTICS

                                                                                    Period Ended,
                                                        ----------------------------------------------------------------------
                                                                 3/31/05                12/31/04                3/31/04
                                                        ----------------------------------------------------------------------
Total assets (in billions)                                         113.5                    113.8                     110.8
Total equity (in millions)                                       7,343.1                  7,544.3                   7,987.0

Total equity excluding accumulated other comprehensive
  income (in millions)                                           6,296.7                  6,231.0                   6,447.4
End of period shares outstanding (in millions)                     296.8                    300.6                     320.8
Book value per share                                            $   24.74               $    25.10              $      24.90
Book value per share excluding accumulated other
  comprehensive income                                          $   21.22               $    20.73              $      20.10


                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                                  THREE MONTHS ENDED
                                                             -------------- --------------
                                                                  3/31/05        3/31/04
                                                             -------------- --------------
DILUTED EARNINGS PER SHARE:UL
Operating Earnings                                                    0.69           0.58
Net realized/unrealized capital losses                               (0.01)         (0.07)
Other after-tax adjustments                                           -              0.09
                                                             -------------- --------------
Net income                                                            0.68           0.60
                                                             ============== ==============

BOOK VALUE PER SHARE EXCLUDING
OTHER COMPREHENSIVE INCOME:
Book value excluding other comprehensive income                      21.22          20.10
Net unrealized capital gains                                          3.85           5.16
Minimum pension liability                                            (0.02)         (0.01)
Foreign currency translation                                         (0.31)         (0.35)
                                                             -------------- --------------
Book value including other comprehensive income                      24.74          24.90
                                                             ============== ==============
OPERATING REVENUES:
USAMA                                                               957.3          893.3
IAMA                                                                132.8          113.0
Life and Health                                                   1,068.6        1,035.3
Mortgage Banking                                                      -              -
Corporate and Other                                                 (10.1)           1.6
                                                             -------------- --------------
Total operating revenues                                          2,148.6        2,043.2
Net realized/unrealized capital losses and related fee
     adjustments                                                     (4.0)         (46.5)
                                                             -------------- --------------
Total GAAP revenues                                               2,144.6        1,996.7
                                                             ============== ==============
OPERATING EARNINGS:
USAMA                                                               138.6          119.5
IAMA                                                                  9.5            8.6
Life and Health                                                      69.5           74.8
Mortgage Banking                                                      -             (4.9)
Corporate and Other                                                  (8.4)         (11.5)
                                                             -------------- --------------
Total operating earnings                                            209.2          186.5
Net realized/unrealized capital losses                               (3.7)         (23.1)
Other after-tax adjustments                                           -             30.2
                                                             -------------- --------------
Net income                                                          205.5          193.6
                                                             ============== ==============
NET REALIZED/UNREALIZED CAPITAL GAINES (LOSSES):
Net realized/unrealized capital losses, as adjusted                  (3.7)         (23.1)
Add:
Amortization of DPAC and sale inducement costs                       (0.5)          (2.1)
Capital gains distributed                                             1.4            2.0
Tax impacts                                                          (1.2)         (23.4)
Minority interest capital gains                                       -              0.1
Less related fee adjustments:
Unearned front-end fee income                                         0.4           (1.1)
Certain market value adjustments to fee revenues                     (2.9)          (2.9)
                                                             -------------- --------------
GAAP net realized/unrealized capital losses                          (1.5)         (42.5)
                                                             ============== ==============

OTHER AFTER TAXS ADJUSTMENTS
SOP 03-1 implementation                                               -             (5.7)
Discontinued operations                                               -             35.9
                                                             -------------- --------------
Total other after-tax adjustments                                     -             30.2
                                                             ============== ==============


--------

(1)  Use of non-GAAP financial measures is discussed on page 3 of this release.

(2) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

(3)  As of March 31, 2005